TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of October 27, 2005, by and between NETFABRIC HOLDINGS, INC., a Delaware corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

      WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution"); a Registration Rights Agreement (the "Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); and a Placement Agent Agreement (the "Placement Agent Agreement"), all of which are dated July 5, 2005 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement and Placement Agent Agreement are referred to as the "Transaction Documents").

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2.    Structuring Fees. The Investor shall retain all structuring fees.

      3. Commitment Fees. The Investor shall retain the portion of the commitment fee consisting of Two Hundred Forty Two Thousand Eight Hundred Fifty Seven (242,857) shares of common stock of the Company, which shall have "piggy-back" registration rights. The Investor shall return to the Company the stock certificate representing Four Hundred Thirty Seven Thousand One Hundred Forty Three (437,143) shares of the common stock of the Company within ten (10) business days of this Agreement.

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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

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
NETFABRIC HOLDINGS, INC.                                    CORNELL CAPITAL PARTNERS, LP

By: /s/ Jeff Robinson                                       By:  Yorkville Advisors, LLC
   ----------------------------------------                 Its: General Partner
Name:   Jeff Robinson
Title:  Chairman and Chief Executive Officer
                                                            By: /s/ Mark A. Angelo
                                                            ----------------------------------------
                                                            Name:   Mark A. Angelo
                                                            Title:  Portfolio Manager
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